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                                                                  EXHIBIT 3.2
                             AMENDED AND RESTATED BYLAWS
                                          OF
                               TSW INTERNATIONAL, INC.



                                    ARTICLE ONE

                                      Offices

    1.1 REGISTERED OFFICE AND AGENT. The Corporation shall maintain a registered office and shall have a registered agent whose office is identical with such registered office.

    1.2 OTHER OFFICES. The Corporation may have offices at such place or places, within or without the State of Georgia, as the Board of Directors may from time to time appoint or the business of the Corporation may require or make desirable.

                                    ARTICLE TWO

                               Shareholders' Meetings

    2.1 PLACE OF MEETINGS. Meetings of the shareholders may be held on the call of the Board of Directors at any place within or without the State of Georgia as set forth in the notice thereof or in the event of a meeting held pursuant to wavier of notice, as may be set forth in the waiver, or if no place is so specified, at the principal office of the Corporation.

    2.2 ANNUAL MEETINGS. The annual meeting of shareholders shall be held on such date within 120 days following the close of the Corporation's fiscal year as shall be designated for the purpose of electing Directors and transacting any and all business that may properly come before the meeting. At the annual meeting of shareholders, the order of business shall be as determined by the Chairman of the meeting.

    2.3 SUBSTITUTE ANNUAL MEETING. In the event that such annual meeting is not held on the day designated pursuant to Section 2.2, the Board of Directors shall cause a meeting in lieu thereof to be held as soon as conveniently may be thereafter, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such subsequent meeting shall be called in the same manner as provided for special shareholders' meetings.

    2.4 SPECIAL MEETINGS. Special meetings of the shareholders shall be held at the principal office of the Corporation or at such other place as may be designated in the notice of said meetings upon call of the Board of Directors or of the Chairman of the Board of Directors or of the President, or of the Secretary or at the request in writing of two or more directors or of shareholders owning at least twenty-five percent (25%) of the issued and outstanding capital stock of the Corporation entitled to vote thereat.


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    2.5  NOTICE OF MEETINGS.  Unless waived as contemplated in Section 5.2 or by attendance at the meeting, either in person or by proxy, for any purpose other than to state, at the beginning of the meeting, an objection or objections to the transaction of business, a written or printed notice of each shareholders' meeting stating the place, day and hour of the meeting shall be delivered not less than ten (10) days nor more than sixty (60) days before the date thereof except as may otherwise be required by law, either personally or by mail, by or at the direction of the President or Secretary or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. The Board of Directors may fix in advance a date, not exceeding seventy
(70) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting. In the case of an annual or substitute annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes constitute a matter which the Georgia Business Corporation Code (the "Code") requires to be stated in the notice of the meeting. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called. When a meeting is adjourned to another time or place, unless after the adjournment the Board fixes a new record date for the adjourned meeting as may be required pursuant to
Section 2.9 hereof, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and if at the adjourned meeting business which might have been transacted on the original date of the meeting is transacted.

    2.6 QUORUM FOR VOTING GROUPS. Unless otherwise provided by the Articles of Incorporation, at all meetings of the shareholders, the presence, in person or by proxy, of the holders of more than fifty percent (50%) of the shares outstanding and entitled to vote as a separate voting group (within the meaning of the Code Section 14-2-140) shall constitute a quorum. The shareholders at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless the meeting is adjourned under circumstances where a new record date is or must be set pursuant to Section 2.9 hereof. A shareholder who makes a special appearance for purposes of objecting to the lack of notice or defective notice or objecting to holding the meeting or transacting business at the meeting shall not be counted for purposes of determining a quorum. If a quorum is not present to organize a meeting, the meeting may be adjourned pursuant to Section 2.9 hereof.

    2.7 VOTING OF SHARES. (a) Except as may otherwise be provided by the Articles of Incorporation, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy. If a quorum is present, action on a matter (other than the election of Directors) by a voting group is approved if the votes cast within the group favoring the action, exceed the votes cast opposing the action unless these Bylaws, the Articles of Incorporation or the Code requires a greater number of affirmative votes.


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         (b)  If the Articles of Incorporation or the Code provides for voting by a single voting group on a matter and a quorum is present with respect to that voting group, action on that matter is taken when voted upon by that voting group pursuant to Section 2.7(a) hereof. If the Articles of Incorporation or the Code provides for voting by two (2) or more voting groups on a matter and a quorum is present with respect to such voting groups, action on that matter is taken only when voted upon by each of those voting groups COUNTED SEPARATELY as provided in Section 2.7(a) hereof. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote upon the matter.

         (c) Unless otherwise provided in the Articles of Incorporation, Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have a right to cumulate their votes for Directors unless the Articles of Incorporation so provide.

    2.8 PROXIES. A shareholder entitled to vote pursuant to Section 2.7 may vote in person or by proxy executed in writing by the shareholder or by his attorney-in-fact. A proxy shall not be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated therein. If the validity of any proxy is questioned it must be submitted to the Secretary of the shareholders' meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The Secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any proxy submitted, and reference by the Secretary in the minutes of the meeting to the regularity of a proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at such meeting and for all other purposes.

    2.9 ADJOURNMENTS. Any meeting of the shareholders, whether or not a quorum is present, may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place. It shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the time and place of the reconvened meeting are announced at the meeting which was adjourned except that if the meeting is adjourned to a date more than 120 days after the date of the original meeting, the Board of Directors must fix a new record date and provide notice of the adjourned meeting to persons who are shareholders of the Corporation on the new record date. At any such reconvened meeting at which a quorum is represented or present, any business may be transacted which could have been transacted at the meeting which was adjourned.

    2.10 INSPECTORS OF ELECTION. One or more inspectors of election shall be appointed by the Board of Directors before or at each meeting of the shareholders of the Corporation at which an election of Directors shall take place; if no such appointment shall have been made or if the inspectors appointed by the Board of Directors shall refuse to act or fail to attend, then the Secretary of the Corporation (or, if he not be present, the secretary of the meeting) shall act as the inspector of election for the meeting. The inspectors shall receive and take in charge all proxies and ballots and shall decide all questions touching upon the acceptance and rejection of votes. In case of a tie vote by the inspectors on any question, the presiding officer shall decide.


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    2.11 ACTION OF SHAREHOLDERS WITHOUT A MEETING.  Subject to such further conditions as may be required by law, any action which may be taken at a meeting of the shareholders may be taken without a meeting if a written approval and consent, setting forth the action authorized, shall be signed by each of the shareholders entitled to vote on the date on which the last such shareholder signs such approval and consent and upon the filing of such approval and consent with the officer of the Corporation having custody of its books and records. Such approval and consent so filed shall have the same effect as a unanimous vote of the shareholders at a special meeting called for the purpose of considering the action authorized.

    2.12 LIST OF SHAREHOLDERS. A complete list of the shareholders entitled to vote at an ensuing meeting of shareholders arranged in alphabetical order with the address of, and the number and class and series, if any, of voting shares held by each shall be prepared by the Secretary, or other officer of the Corporation having charge of the stock ledger, and shall be produced and kept open at the time and place of the meeting and during the whole time of said meeting shall be open to the examination of any shareholder. If the requirements of this section have not been substantially complied with, the meeting shall, on the reasonable demand of any shareholder in person or by proxy be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

    2.13 NOTICE OF BUSINESS. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation
(i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.13 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.13. The nomination by a shareholder of any person for election as a Director, other than the persons nominated by the Board of Directors or any duly authorized committee thereof, shall be considered business other than business specified in clauses (a) and
(b) above and shall be permitted only upon compliance with the requirements of this Section 2.13.

    In addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

    To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was


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mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

    To be in proper written form, a shareholder's notice to the Secretary must be set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (vi) in the case of the nomination of a person as a Director, a brief description of the background and credentials of such person including (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected).

    No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.13, PROVIDED, HOWEVER, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.13 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                   ARTICLE THREE

                               The Board of Directors

    3.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by the Board of Directors. In addition to the powers and authority expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by any legal agreement among shareholders, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

    3.2 NUMBER, ELECTION AND TERM OF OFFICE. Unless Georgia law permits a lesser number, the number of Directors of the Corporation shall be not less than three (3) nor more than twenty (20), the precise number to be fixed by resolution of the Board of Directors from time to


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time. Except as may otherwise be provided in the Articles of Incorporation or
Section 3.4 hereof, the Directors shall be elected at each annual meeting as set forth in Section 2.7(c) hereof. Each Director, except in case of death, resignation, retirement, disqualification, or removal, shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.

    3.3 REMOVAL. Any Director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of Directors. Removal action may be taken at any shareholders' meeting with respect to which notice of such purpose has been given, and a removed Director's successor may be elected at the same meeting to serve the unexpired term.

    3.4 VACANCIES. Except as may be otherwise provided by the Articles of Incorporation, a vacancy occurring in the Board of Directors for any reason, except by reason of removal of a Director, may be filled for the unexpired term, and until the shareholders shall have elected a successor, by affirmative vote of a majority of the Directors remaining in office though less than a quorum of the Board of Directors.

    3.5 COMPENSATION. Directors may receive such compensation for their services as Directors as may from time to time be fixed by vote of the Board of Directors or the shareholders. A Director may also serve the Corporation in a capacity other than that of Director and receive compensation, as determined by the Board of Directors, for services rendered in that other capacity.

    3.6 EXECUTIVE AND OTHER COMMITTEES. Subject to the following terms and conditions, the Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate an executive committee and one or more other standing or temporary committees, each consisting of two or more Directors, each of which committees may act by a majority of its members. Such executive committee shall have and may exercise all the powers of the Board of Directors specified in these Bylaws and otherwise existing in the management of the business and affairs of the Corporation when the Board is not meeting; and each other committee shall have such powers of the Board and otherwise as are provided in the resolution establishing such committee. Any vacancies in such committee may be filled by the Board. The Chairman of the Board of Directors shall be a member of the executive committee and shall act as Chairman thereof. The executive committee and all other committees established by the Board shall have no power (1) to amend the Articles of Incorporation or the Bylaws; (2) to adopt a plan of merger or consolidation; (3) to sell, lease, exchange or otherwise dispose of all or substantially all of the assets and property of the Corporation; or (4) to voluntarily dissolve or revoke a voluntary dissolution of the Corporation. Unless otherwise specifically permitted by the Board of Directors, the rules promulgated by these Bylaws with respect to meetings of Directors, notice, quorums, voting and other procedures at such meeting shall be applicable to meetings of the executive and any other committee established by the Board of Directors. Such committee shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors, except to the extent that action


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shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

                                    ARTICLE FOUR

                         Meetings of the Board of Directors

    4.1 ANNUAL MEETING. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a
majority of the Directors shall be present.   They may meet at such place and
time as shall be fixed by the consent in writing of all of the Directors.

    4.2 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at the principal office of the Company or at such other place or places, within or without the State of Georgia, as the Board of Directors may from time to time designate.

    4.3 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or the President, or in the latter's absence by the Secretary of the Corporation, or by one-third of the Directors in office at that time.

    4.4 PLACE OF MEETINGS. Directors may hold their meetings at any place within or without the State of Georgia as the Board of Directors may from time to time establish for regular meetings or as is set forth in the notice of special meetings or, in the event of a meeting held pursuant to waiver of notice, as may be set forth in the waiver.

    4.5 NOTICE OF MEETINGS. No notice shall be required for any regularly scheduled meeting of the Directors of the Corporation. Unless waived as contemplated in Section 5.2, the President or Secretary of the Corporation or any Director thereof shall send notice to each Director of each special meeting stating the time and place of the meeting. Such notice shall be given by mailing a notice of the meeting at least four (4) days before the date of the meeting, or by telephone, telegram, cablegram or personal delivery at least twenty-four
(24) hours before the date of the meeting. Notice shall be deemed to have been given by telegram or cablegram at the time notice is filed with the transmitting agency. Attendance by a Director at a meeting shall constitute waiver of notice of such meeting, except where the Director states, at the beginning of the meeting, his objection or objections to the transaction of business at the meeting. No notice of any meeting of the Board of Directors need state the purposes thereof.

    4.6 QUORUM. At meetings of the Board of Directors, the presence of a majority of the Directors then in office shall be necessary to constitute a quorum for the transaction of business.

    4.7 VOTE REQUIRED FOR ACTION. Except as otherwise provided in this section or by law, the act of a majority of the Directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors. Adoption, amendment and repeal of a bylaw is provided for in Article 11 of these Bylaws. Vacancies in the Board of Directors may be filled as provided in Section 3.4 of these Bylaws.


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    4.8  ACTION BY DIRECTORS WITHOUT A MEETING.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto shall be signed by all the Directors and such written consent is filed with the minutes of the proceedings of the Board. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors.

    4.9 ADJOURNMENTS. A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the Directors present to reconvene at a specific time and place. It shall not be necessary to give notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting which was adjourned. At any such reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting which was adjourned.

    4.10 TELEPHONE CONFERENCE CALLS. Unless otherwise prohibited by the Articles of Incorporation, members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 4.10 shall constitute presence in person at such meeting.

                                    ARTICLE FIVE

                                 Notice and Waiver

    5.1 PROCEDURE. Whenever these Bylaws require notice to be given to any shareholder or Director, the notice shall be given as prescribed in Sections 2.5 or 4.5 for any shareholder or Director, respectively. Whenever notice is given to a shareholder or Director by mail, the notice shall be sent first-class mail by depositing the same in a post office or letter box in a postage prepaid sealed envelope addressed to the shareholder or Director at his address as it appears on the books of the Corporation, and such notice shall be deemed to have been given at the time the same is deposited in the United States mail.

    5.2 WAIVER. Notice of a meeting need not be given to any shareholder or Director who signs a waiver of such notice, in person or by proxy, either before or after the meeting. Unless otherwise required by law or by these Bylaws, neither the business transacted nor the purpose of the meeting need be specified in the waiver. Attendance of a shareholder or Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when such shareholder or Director attends such meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.


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                                    ARTICLE SIX

                                      Officers

    6.1 NUMBER. The officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents as determined or designated by the Board of Directors, a Secretary and a Treasurer. The Board of Directors shall from time to time create and establish the duties of such other officers and elect or provide for the appointment of such other officers or assistant officers as it deems necessary for the efficient management of the Corporation, but the Corporation shall not be required to have at any time any officers other than a President, Secretary and Treasurer. In the event that no Chairman of the Board is elected, the President shall perform all of the duties and assume all of the responsibilities assigned to the office of Chairman of the Board. Any two or more offices may be held by the same person, except the offices of President and Secretary.

    6.2 ELECTION AND TERM. All officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified or until their earlier death, resignation, removal, retirement or disqualification.

    6.3 COMPENSATION. The compensation of all officers of the Corporation shall be fixed by the Board of Directors or executive committee, and the fact that any officer is a Director shall not preclude him from receiving compensation or from voting upon resolution providing the same.

    6.4 REMOVAL. Any officer or agent elected by the Board of Directors may be removed, with or without cause, by the Board of Director's at any meeting with respect to which notice of such purpose has been given to the members thereof upon the majority vote of the Board of Directors. Such removal without cause shall be without prejudice to such person's contract rights, if any, but the election or appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

    6.5 POWERS AND DUTIES. The officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Vice President or Vice Presidents, the Assistant Secretary or Assistant Secretaries and the Assistant Treasurer or Assistant Treasurers shall, in the order of their respective seniorities, in the absence or disability of the President, Secretary or Treasurer, respectively, perform the duties of such offices and shall generally assist the President, Secretary or Treasurer, respectively.

    Without limitation upon any of the foregoing:

         (a) The Chairman of the Board shall preside at all meetings of the shareholders and Board of Directors, and shall be charged with general supervision of the management and policy of the Corporation, together with such other duties as the Board of Directors prescribe from time to time. The President shall have the powers and duties of the Chairman at all times in the absence of such Chairman.


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         (b)  The President shall be the chief executive officer and shall have general supervision of the affairs of the Corporation and have full control of and responsibility for said affairs as the Board of Directors or executive committee shall specify from time to time. The President shall preside at the meetings of shareholders, unless the Chairman has been appointed and is present. The President or a vice president, unless some other person is thereunto specifically authorized by the Board of Directors or executive committee, shall sign all bonds, debentures, promissory notes, deeds and contracts of the Corporation.

         (c) The Vice Presidents, in the order determined by the Board of Directors from time to time, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant, except that if one or more executive vice presidents has been elected or appointed. The Vice Presidents shall also perform such other duties and have such other powers as the Board of Directors or the Chairman shall designated from time to time.

         (d) The Secretary shall issue notices for and keep minutes of all corporate meetings and shall have charge of the corporate seal and of all corporate books, stock books and other like records of the Corporation.
    The Secretary shall also make such reports and perform such other duties as are incident to his office, or are properly required by him by the Board of Directors or President from time to time.

         (e) The Treasurer shall have custody and control of all funds, securities and of all financial records of the Corporation. He shall disburse the funds of the Corporation in payment of the just debts of the Corporation, or as may be ordered by the President or the Board of Directors, taking proper voucher for such disbursements, and shall render to the President and the Board of Directors from time to time as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall perform all duties incident to his office or which are properly required of him by the Board of Directors or by the President.

         (f) Except as is otherwise required by the Code Section 14-2-1201, the Board of Directors by resolution may authorize any officer or officers of the Corporation to negotiate and execute contracts to buy, sell, lease or exchange any and all of the real or personal property of the Corporation, and to negotiate and enter into loans to be secured by notes, pledges, deeds to secure debt, mortgages and/or other instruments encumbering the property of the Corporation.

    6.6 ADDITIONAL POWERS AND DUTIES. In addition to the foregoing especially enumerated powers and duties, the several officers of the Corporation shall have such other powers and duties as are provided for them in these Bylaws or as may, from time to time, be prescribed by the Board of Directors or the executive committee or the Chairman of the Board.

    6.7 DELEGATION. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may


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from time to time delegate the powers or duties of such officer to any other officer, or any Director or other person whom it may select.

    6.8 BONDS. The Board of Directors may by resolution require any or all of the officers, agents or employees of the Corporation to give bonds to the Corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

    6.9 REIMBURSEMENT OF OFFICERS. Any payments made to an officer of the Corporation such as salary, commission, bonus, interest or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the Board of Directors to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

                                   ARTICLE SEVEN

                                     Dividends

    7.1 SHARE DIVIDENDS. Unless otherwise provided in the Articles of Incorporation, shares may be issued as a share dividend pro rata and without consideration to the shareholders or to the shareholders of one or more classes or series. Shares of one class or series may not be issued as a share dividend in respect of another class or series unless authorized by the Articles of Incorporation or unless a majority of the votes entitled to be cast by the class or series to be issued approve the issue or unless there are no issued and outstanding shares of the class or series to be issued.

    7.2 DISTRIBUTION TO SHAREHOLDERS. The Board of Directors shall not authorize any payment of any dividend or any distribution to the shareholders of the Corporation if such dividend or distribution would prevent the Corporation from paying and discharging its debts as they become due in the usual course of business or if the Corporation's total assets would be less than the sum of the total liabilities plus the amount that would be needed should the Corporation be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights would be superior to those shareholders receiving the distribution.


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                                   ARTICLE EIGHT

                                       Shares

    8.1 AUTHORIZATION AND ISSUANCE OF SHARES. The par value and the maximum number of shares of any class of the Corporation which may be issued and outstanding shall be as set forth from time to time in the Articles of Incorporation of the Corporation. The Board of Directors may increase or decrease the number of issued and outstanding shares of the Corporation within the maximum authorized by the Articles of Incorporation and the minimum requirements of the Articles or Georgia law.

    8.2 SHARE CERTIFICATES: FORM AND CONTENT OF CERTIFICATES. The interest of each shareholder shall be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors may from time to time adopt in accordance with Georgia law. Share certificates shall be consecutively numbered, shall be in registered form, and shall indicate the date of issue and all such information shall be entered on the Corporation's books. Each certificate shall be signed, either manually or in facsimile, by the President or a Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation or a facsimile thereof; provided, however, that if a share certificate is signed in facsimile, then it must be countersigned, either manually or in facsimile, by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, then the certificate is nevertheless valid.

    8.3 RIGHTS OF CORPORATION WITH RESPECT TO REGISTERED OWNERS. Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

    8.4 TRANSFERS OF SHARES. Transfers of shares shall only be made upon the transfer books of the Corporation, kept at the office of the transfer agent designated to transfer the shares, only upon proper assignment and endorsement of the person named in the certificate, or by an attorney lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, in accordance with the provisions of Section
8.6 of these Bylaws. If the Corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

    8.5 TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint a transfer agent or agents and a registrar for the stock of the Corporation, and may require by resolution that all stock certificates must bear the signature of such transfer agent or agents and registrar or registrars.


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

    8.6 LOST. STOLEN OR DESTROYED CERTIFICATES. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

    8.7 FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than 70 days (and, in the case of a shareholders' meeting, not less then 10 days) prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

    8.8  RECORD DATE IF NONE FIXED.  If no record date is fixed, as provided in
Section 8.7 of these Bylaws, then the record date for any determination of shareholders which may be proper or required by law, shall be the date on which notice is mailed, in the case of a shareholders' meeting; the date on which the Board of Directors approves a resolution declaring a dividend, in the case of a payment of a dividend; and the date on which any other action, the consummation of which requires a determination of shareholders, is to be taken.

                                    ARTICLE NINE

                       Indemnification and Interested Parties

    9.1 INDEMNIFICATION. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, in each case to the maximum extent permitted by, and in the manner provided by, the Code, if (a) he or she conducted himself or herself in good faith and (b) he or she reasonably believed that (i) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the Corporation,
(ii) in all other cases, that such conduct was at least not opposed to the best interests of the Corporation, and (iii) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

    9.2 ADVANCE FOR EXPENSES. The Corporation shall pay for or reimburse the reasonable expenses incurred by a Director or officer of the Corporation, or a person who was serving at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise (the "Indemnified Party"), who is a party to a proceeding if:


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

         (a) The Indemnified Party furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Code Section 14-2-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation of the Corporation as authorized by paragraph (4) of subsection (b) of Code Section 14-2-202; and

         (b) The Indemnified Party furnishes the Corporation a written undertaking to repay any advance if it is ultimately determined that the Indemnified Party is not entitled to indemnification under this Section 9.2.

    The written undertaking required by paragraph (b) above must be an unlimited general obligation of the Indemnified Party but need not be secured and may be accepted without reference to financial ability of the Indemnified Party to make repayment.

    9.3  INTERESTED DIRECTORS AND OFFICERS.

         (a) No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers or have a financial interest, shall be enjoined, set aside or give rise to an award of damages or other sanctions, in an action by a shareholder or by or in the right of the Corporation, on the grounds of an interest in the transaction of the Director or any person with whom or which he has a personal, economic, or other association, if:

              (i) such transaction is approved by the Directors pursuant to Code Section 14-2-862; or

              (ii) such transaction is approved by the shareholders pursuant to Code Section 14-2-863; or

              (iii) such transaction, judged in the circumstances at the time of the commitment, is established to have been fair to the Corporation.

         (b) Except when the Board consists of less than three (3) Directors, a majority (but not less than two) of all the "qualified directors" (as such term is defined in Section 14-2-862 of the Code) on the Board, or on the committee thereof, shall constitute a quorum for purposes of action that complies with Section 9.3 (a) (i) of these Bylaws. Director's action that otherwise complies with the Code and these Bylaws is not affected by the presence or vote of a director who is not a "qualified director."

                                    ARTICLE TEN

                                   Miscellaneous

    10.1 INSPECTION OF BOOKS AND RECORDS. The Board of Directors shall have power to determine which accounts, books and records of the Corporation shall be open to the inspection


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

of shareholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.

    10.2 FISCAL YEAR. The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the same from time to time as it deems appropriate, but unless otherwise so determined shall begin on the first of January in each year and shall end on the last day of December in the same year.

    10.3 SEAL. The seal of the Corporation shall consist of an impression bearing the name of the Corporation around the perimeter and the word "Seal" and such other information, including the year of incorporation, in the center thereof as is desired. In lieu thereof, the Corporation may use an impression or writing bearing the words "CORPORATE SEAL" enclosed in parentheses or scroll, which shall also be deemed the seal of the Corporation.

    10.4 ANNUAL STATEMENTS. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare (a) a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and (b) a profit and loss statement showing the results of its operations during its fiscal year. Upon receipt of written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

    10.5 EXECUTION OF DOCUMENTS. No attestation by the Secretary or an assistant secretary shall be necessary to make any contract, conveyance or other document valid and legally binding which has been executed by and on behalf of the Corporation by an officer or officers thereunto duly authorized in the manner provided for in these Bylaws.

                                   ARTICLE ELEVEN

                                     Amendments

    11.1 POWER TO AMEND BYLAWS. The Board of Directors shall have power to alter, amend or repeal these Bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws adopted, by the shareholders. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.

    11.2 CONDITIONS. Action taken by the shareholders with respect to bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect Directors, and action by the Board of Directors with respect to bylaws shall be taken by an affirmative vote of a majority of all Directors then holding office.


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

         I hereby certify that the foregoing Bylaws were duly adopted by the Board of Directors of the Corporation on April ___,1997.


                                  -----------------------
                                  Secretary


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